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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 28, 2001 relating to the consolidated financial statements and financial statement schedule, which appear in CSK Auto Corporation's Annual Report on Form 10-K for the year ended February 4, 2001. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers L.L.P.


Phoenix, Arizona

January 17, 2002